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                                                                   Exhibit 10.11

                               LICENSE AGREEMENT


This License Agreement ("Agreement") is effective October 29, 1993, by and between FORMMAKER SOFTWARE, INC., a Georgia corporation with principal offices at 1600 Parkwood Circle, Suite 530, Atlanta, Georgia 30339 ("FSI") and POLICY MANAGEMENT SYSTEMS CORPORATION, a South Carolina corporation, with principal offices at One PMS Center, Blythewood, South Carolina 29016 ("PMSC").

WHEREAS, Software Partners, Inc. and PMSC entered into a Marketing Agreement effective October 1, 1988 (the "1988 Agreement"); and

WHEREAS, FSI acquired Software Partners, Inc. by merger; and

WHEREAS, FSI and PMSC entered into a revised Marketing Agreement effective December 31, 1990 (the "1990 Agreement"); and

WHEREAS, the 1990 Agreement has terminated and the parties have separately entered into a new Marketing Agreement (the "Marketing Agreement"), which provides for certain exclusive marketing commitments, service obligations, and other matters; and

WHEREAS, pursuant to this Agreement PMSC shall obtain a perpetual, non-exclusive, and worldwide license to the FSI software which is more fully described in Exhibit A attached hereto (the "Software") in consideration of the payment and other commitments of this Agreement; and

WHEREAS, this Agreement is intended to be independent of the Marketing Agreement and fully paid-up as provided in Section 2.1 hereof, such that this Agreement will stand on its own terms and survive any termination of the Marketing Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and each act to be performed pursuant hereto, the parties hereby agree as follows:


1.0  Software License Rights

     1.1 FSI hereby grants PMSC a license to the Software as provided below and in consideration of such license and all the other commitments and obligations of FSI set forth herein, PMSC agrees to pay FSI $750,000. Said amount shall be due and payable upon execution hereof.
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     1.2  The license which FSI hereby grants to PMSC under this Agreement is a perpetual, royalty-free, paid-up, worldwide license to use, execute, copy, and/or license the Software (including derivative works thereof) to or for the benefit of any third parties within the worldwide "insurance industry" for use in such industry ("End Users"). Parties within the "insurance industry" include all persons and entities that process insurance transactions of any kind, including without limitation property, casualty, life, and health, as well as those parties which have some form of vendor relationship that may involve Software-related technology with End Users that process insurance transactions. The End User should be able to use the Software only in the insurance industry and not for banking or any other industry. Notwithstanding the above, in the event an End User requires incidental use by an affiliate which is not in the insurance industry, PMSC shall be permitted to provide same.

     1.3 Contemporaneously with the execution hereof, FSI agrees that it will provide PMSC with the complete source code, object code and documentation for the most current versions of the Software. The Software includes, without limitation, all object code, source code and documentation thereto, including all intellectual property rights pertaining thereto, as it currently exists and as it shall be modified, enhanced, changed, improved, developed and/or acquired by FSI in the future during the term of the Marketing Agreement.

     1.4 If PMSC determines at any time that the Software it is entitled to have and receive under this Agreement has not been fully delivered or is incomplete in any respect, then, at PMSC's request, FSI shall immediately provide PMSC one (1) full set of all materials included within the meaning of "Software" under this Agreement (including any undelivered work-in-progress relating thereto).

     1.5 Notwithstanding that PMSC is hereby acquiring royalty-free, paid-up license rights to the Software, for End Users which (i) license the Software pursuant to agreements ("License Agreements") or (ii) hire a PMSC service which utilizes the Software for the benefit of such End Users pursuant to agreements ("Services"), PMSC agrees that in consideration of FSI making certain commitments and granting certain rights, PMSC shall pay FSI certain compensation described in the Marketing Agreement so long as the Marketing Agreement has not terminated or expired.

     1.6 Except in the circumstances set forth in Section 5.1 below, FSI acknowledges and agrees that it may not terminate this Agreement or PMSC's rights herein under any condition whatsoever and that any and all disputes FSI may have against PMSC hereunder shall only be the subject of legal remedies (not equitable remedies) and may only result in monetary damages, if appropriate. Except in the circumstances set forth in Section 5.1 below, FSI expressly waives any and all rights it may have now or in the future to seek injunctive relief for any alleged dispute with PMSC concerning the Software. Except in the circumstances set forth in Section 5.1 below,

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          FSI expressly agrees that a monetary damages remedy at law shall be an adequate remedy for any and all disputes with PMSC.

     1.7 FSI further agrees that PMSC's license rights in the Software include the right for PMSC to use the Software to provide services to customers which are not licensed to use the Software. Specifically, and without limitation, PMSC's data processing, TPM and outsourcing services divisions may use the Software for data entry and/or data output by PMSC employees when such is a service provided to a data processing, TPM or outsourcing services customer. Such services use by PMSC includes the right to create forms for the services customer as needed. PMSC shall not be obligated under the terms of this Agreement to pay FSI any compensation beyond the above $750,000 as a result of providing PMSC services that utilize some or all of the Software. However, the immediately preceding sentence shall not negate any provisions of the Marketing Agreement concerning PMSC providing FSI with mutually agreed upon consideration during the term of the Marketing Agreement in return for FSI's assistance with providing the applicable Services.

     1.8 FSI hereby authorizes PMSC to make as many copies of the Software as PMSC reasonably deems necessary to exercise its license rights granted under this Agreement.

     1.9 FSI shall, at FSI's expense, take such action from time to time as may be necessary or prudent to protect the ownership of the intellectual property rights embodied in the Software, including all intellectual property associated with the Software, including by seeking to enjoin any infringement of such intellectual property. FSI shall promptly respond in reasonable detail to any inquiry of PMSC regarding the scope of such efforts and the existence of any known or suspected unauthorized or conflicting uses or applications of such intellectual property. In the event that, following PMSC's request, FSI fails to take any action reasonably necessary to protect its intellectual property and preserve the value of PMSC's rights, PMSC is authorized (but shall not be obligated) upon written notice to FSI to take such action on FSI's behalf and in FSI's name and place and PMSC may recover its costs of doing so from FSI.


2.0  Representations and Warranties

     2.1 FSI represents and warrants that PMSC shall receive, pursuant to this Agreement and as of the effective date of this Agreement, complete non-exclusive licensing rights for the Software in the worldwide insurance industry. FSI represents and warrants that it has sole title to the Software and that the only encumbrance on such title is as set forth in Exhibit B to N. G. Wade Investment Company, Inc. ("N. G. Wade"). FSI represents and warrants that it has the unqualified right to transfer to PMSC the

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          license and marketing rights to the Software which are the subject of this Agreement and that prior to execution hereof FSI has provided PMSC with acceptable written evidence that N. G. Wade does not in any way dispute same.

     2.2 FSI represents and warrants that the Software does not infringe any patent, copyright, trade secret or other intellectual property rights of any third party; that no notice or claim alleging any such infringement has been received by FSI; that the Software is eligible for protection under applicable copyright law and has not been forfeited to the public domain; and that the source code and Software specifications have been maintained in strictest confidence.

     2.3 FSI represents and warrants that all agents, consultants and contractors who have contributed to or participated in the conception and development of the Software either (i) have been party to a for-hire relationship with FSI that has accorded FSI full, effective, and exclusive original ownership of all property rights arising with respect to the Software or (ii) have executed appropriate instruments of assignment in favor of FSI as assignee that have conveyed to FSI full, effective and exclusive ownership of all property rights arising with respect to the Software, or the right to utilize, license and market the same as contemplated herein.

     2.4 FSI represents and warrants that there are no agreements or arrangements now or previously in effect with respect to the marketing, distribution, licensing, or promotion of the Software by any third party where such third party can receive compensation as a result of an entity in the insurance industry obtaining benefits from use of the Software by itself or by a third party.

     2.5 FSI represents and warrants that the Software conforms and operates in all material respects in accordance with its documentation, specifications and marketing brochures, and that the attached Exhibit A is a complete and correct list and summary description of all computer software modules currently comprising the Software.

     2.6 FSI represents and warrants that the execution and delivery of this Agreement by FSI does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Articles of Incorporation, as amended, or Bylaws, as amended, of FSI. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or other entity is required to be obtained or made by or with respect to FSI in connection with the execution and delivery by FSI of this Agreement or the consummation of the transactions contemplated hereby.

     2.7 FSI represents and warrants that FSI has the capacity and authority to execute and deliver this Agreement, to perform hereunder and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other person or entity other than N. G. Wade. FSI shall provide N. G. Wade's consent by

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          obtaining N. G. Wade's execution of the attached Agreement prior to
          PMSC and FSI's execution of this Agreement. The execution, delivery and performance by FSI of this Agreement have been duly authorized and approved by the Board of Directors of FSI. This Agreement and all FSI commitments set forth herein constitute the valid and legally binding obligations of FSI enforceable against it in accordance with their respective terms.


3.0  Indemnification

     3.1 FSI hereby agrees to fully indemnify, defend and hold PMSC harmless from and against all liability, loss, damages or injury and all reasonable costs and expenses (including reasonable counsel fees and costs and expenses related thereto) suffered or incurred by PMSC and arising from any misrepresentation, failure to provide material information or breach of any covenant or warranty of FSI contained in this Agreement. FSI further agrees to submit to personal jurisdiction in any forum in which PMSC may be sued on any claim subject to indemnification. Any information FSI may have given PMSC prior to the effective date hereof shall in no way limit, affect or impair the ability of PMSC to rely upon the representations, warranties, covenants and obligations of FSI set forth in this Agreement. All representations and warranties made or undertaken by FSI in this Agreement are material, have been relied upon by PMSC and shall survive the execution and performance of this Agreement.

     3.2  The foregoing indemnity is conditioned on the following:

          3.2.1 Prompt written notice to FSI of any claim or proceeding subject to indemnity; and

          3.2.2 Cooperation by PMSC in the defense and settlement of such claim at the expense of FSI; and

          3.2.3 Prior written approval by FSI of any settlement, which approval shall not be unreasonably withheld.


4.0  Further Assurances

     4.1 FSI agrees that FSI shall execute, acknowledge and deliver such further affidavits or license clarification documents or instruments as PMSC may deem necessary or desirable to evidence more fully the grant of the within described license of the Software to PMSC. FSI additionally agrees to provide testimony in connection with

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          any proceeding affecting PMSC's rights in the Software as described herein and to perform any other acts deemed necessary to carry out the intent of this Agreement.


5.0  Term and Termination

     5.1 This Agreement shall be effective on the date first above written and shall remain in force in perpetuity; provided, however, that

          (1)  if, at any time while the Marketing Agreement is in effect, PMSC
          (a) elects to enter into a marketing agreement with a third party that has developed a materially competitive product to the Software (such as Image Sciences, Inc. or Computer Language Research, Inc. (EFS)) or if PMSC receives significant compensation from licensing fees or otherwise from the marketing of a materially competitive product or
          (b) PMSC independently commences material development and marketing efforts relative to programs and/or materials which are materially competitive with the Software's electronic forms processing functions, or

          (2) if, during the five (5) year period after the termination or expiration of the Marketing Agreement, PMSC enters into a marketing agreement with a third party that has developed a materially competitive product to the Software (such as Image Sciences, Inc. or Computer Language Research, Inc. (EFS)) or if PMSC receives significant compensation from licensing fees or otherwise from the marketing of a materially competitive product,

          PMSC agrees that FSI may elect to terminate this Agreement, provided further that FSI first gives PMSC prior written notice of FSI's election and at least 60 days to cure or otherwise resolve the situation in writing with FSI. Notwithstanding the above, if, during the five (5) year period after the termination or expiration of the Marketing Agreement, FSI enters into an agreement with a third party which has developed a materially competitive product to any of PMSC's application software products or if FSI has received compensation related to its Software as a result of such agreement with such third party, then, to an extent similar to FSI's arrangement or arrangements, PMSC may enter into an agreement or agreements with a third party which has developed a materially competitive product to the Software and the FSI termination right set forth in item number
          (2) in the immediately preceding sentence shall not apply with respect to such instances. If, during the five (5) year period after the termination or expiration of the Marketing Agreement, FSI ceases to achieve greater than $1,000,000 in reported annual revenues determined in accordance with generally accepted accounting principles, then item number (2) in the first sentence of this Section 5.1 shall no longer apply.

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     5.2  In the event of a termination of this Agreement, PMSC shall return or destroy all copies of the Software and certify same to FSI.


6.0  Information

     6.1 PMSC will protect the Software in a manner(s) which is similar to the manner(s) in which PMSC protects PMSC's own proprietary software systems; provided that if a third party infringes upon FSI's proprietary rights in the Software, Section 1.9 shall apply. The immediately preceding sentence shall not negate any provisions of the Marketing Agreement concerning PMSC's obligations relative to unauthorized disclosure during the term of the Marketing Agreement.

     6.2 The obligation set forth immediately above shall not apply to the extent (i) PMSC is required to disclose the Software under court or governmental order; provided that PMSC shall have used reasonable and diligent efforts to first notify FSI so that FSI could attempt to secure an appropriate protective order respecting the Software to be disclosed; (ii) the Software is in or comes into the public domain through no wrongful act or omission of PMSC; (iii) information is received by PMSC from a third party not in violation of an obligation of confidentiality to FSI; (iv) FSI discloses or makes available the Software to a third party on an unrestricted basis; or (v) PMSC shall be able to demonstrate that such information or technology shall have been independently developed by or on behalf of PMSC.

     6.3  Confidentiality.  FSI hereby agrees that all information, other than
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          nonconfidential marketing information such as the existence of this
          Agreement, communicated by PMSC to FSI, whether under the prior agreements referred to above or after the effective date hereof, shall be given by PMSC and received by FSI in confidence and shall be used only for the purposes of this Agreement and only in accordance with the terms of that certain Non-Disclosure Agreement between the parties dated August 14, 1990, as amended. No such information, including without limitation the specific terms of this Agreement, shall be disclosed by FSI's employees without the prior written consent of PMSC except FSI may share this information with its attorneys, lenders and/or accountants provided that they are properly advised to keep this confidential. Additionally, FSI shall not utilize PMSC's name or any reference to this Agreement in any transaction or offering involving new or existing equity or debt securities of FSI or any related company without PMSC's prior written consent; provided, however, that PMSC acknowledges that FSI has had and will continue to have discussions with N. G. Wade and that such shall not constitute a breach of the restriction in the first half of this sentence.


7.0  Freedom of Independent Development

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     7.1  Nothing in this Agreement shall be construed as prohibiting or restricting PMSC from independently developing and marketing programs and/or materials which are in any manner competitive with the Software. The foregoing sentence does not amend or diminish Section
          5.1 above.


8.0  General

     8.1 All notices which are required or permitted to be given or submitted pursuant to this Agreement shall be in writing and shall be sent as follows: (i) delivered in person, (ii) sent certified mail, return receipt requested, to the address set forth herein or to such other address as a party may from time to time designate in writing for such purpose, (iii) using Federal Express or other reliable overnight delivery service, or (iv) by telefax to the following numbers: PMSC -
          (803) 735-5560/FSI - (404) 859-0216. Notices shall be deemed to have been given at the time when personally delivered, the next day if by overnight delivery, upon sending if by telefax, or if mailed in a certified, post-paid envelope, upon the fifth (5th) calendar day after the date such notice shall be postmarked. All notices to PMSC shall be addressed to its General Counsel.

     8.2 Neither party shall, voluntarily or by operation of law, assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

     8.3 The terms and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, whether express or implied, shall be construed to give any third party (other than successors and permitted assigns of the parties) any legal or equitable right, remedy or claim under or in respect to this Agreement or any covenants, conditions or provisions contained herein.

     8.4 This Agreement and any Exhibits hereto: (i) constitute the entire agreement between the parties and supersede and merge any and all prior discussions, representations, demonstrations, negotiations, correspondence, writings and other agreements, and together state the entire understanding and agreement between PMSC and FSI respecting the subject matter of this Agreement; (ii) may be amended or modified only in writings agreed to and signed by authorized contracting officers of PMSC and FSI; and (iii) shall be construed to be performed and enforced in all respects in accordance with the laws of the State of South Carolina. This Agreement does not in any way alter or amend the Agreements dated March 1, 1992 (TPM) and September 1, 1992 (Filings and Cancellations). This Agreement is independent of the Marketing Agreement and neither shall be construed to be dependent on, contingent on or in consideration for the other.

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     8.5  The captions and Section numbers appearing in this Agreement are inserted only as a matter of convenience and do not in any way define, limit, construe or describe the scope or intent of such Sections or in any way affect this Agreement.

     8.6 If any provision of this Agreement or the application thereof is hereafter held invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and to this end the provisions of this Agreement are declared severable.

     8.7 No failure or delay on the part of a party in exercising any right hereunder will operate as a waiver of any such right. Pursuit of certain remedies with respect to all or some of the rights granted hereunder shall not bar other remedies with respect to the rights granted hereunder. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

     8.8 NEITHER PARTY SHALL BE RESPONSIBLE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES OR FOR ANY LOST PROFITS WHICH MAY RESULT FROM ITS PERFORMANCE OR FAILURE TO PERFORM HEREUNDER.

     8.9 PMSC and FSI hereby specifically agree and acknowledge that they are not creating a partnership or joint venture hereby and that neither party, nor any employee of either party, shall be deemed an employee or agent of the other party for any purpose.

     8.10 Bankruptcy.
          ----------

          8.10.1 Should FSI voluntarily or involuntarily become subject to the protection of the United States Bankruptcy Act, it is agreed that PMSC, as licensee of the Software, shall be entitled to all of the benefits of the Bankruptcy Act, including the amendments to the Bankruptcy Act effected by the October 18, 1988 Intellectual Property Bankruptcy Protection Act, both under this Agreement and any supplemental agreements pertaining to intellectual property rights of FSI that may be entered into between PMSC and FSI.

          8.10.2 If FSI or the trustee in bankruptcy rejects this Agreement under Section 365 of the Bankruptcy Code, 11 U.S.C., PMSC may elect
          (a) to treat this Agreement as terminated or (b) to retain PMSC's rights under this Agreement, specifically including, without limitation, the right to exercise its rights granted herein to Software (and to all work-in-progress relating thereto). Failure by PMSC to assert its rights to "retain its benefits" to the intellectual property embodied in the Program(s), pursuant to Section 365 (n) (1)
          (B) of the Bankruptcy Code, 11 U.S.C., under an executory contract rejected by the trustee in bankruptcy, shall not be

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          construed by the courts as a termination of the contract by PMSC under
          Section 365 (n) (1) (A) of the Bankruptcy Code.

          8.10.3 Except as expressly provided herein, this Agreement and the rights and licenses granted hereunder shall not be impaired or diminished by the occurrence or continuance of any breach of any other agreement between the parties, any lack of capacity or authority, any reorganization, liquidation, dissolution, merger, or consolidation, or any other change of circumstances of FSI or PMSC.

     8.11 The covenants, obligations and warranties of this Agreement shall be deemed to apply to any controlled or majority owned subsidiaries of each of the parties such that a breach or violation of any of such covenants, obligations or warranties by any such controlled or majority owned subsidiary shall be deemed to be a breach by FSI or PMSC, respectively, and shall give rise to the same remedies against FSI or PMSC as if FSI or PMSC had itself breached or violated such provision. However, nothing herein grants a direct right of action against or places a party in privity with any such subsidiary.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


PMSC                                  FSI

POLICY MANAGEMENT SYSTEMS             FORMMAKER SOFTWARE, INC.
CORPORATION


BY:  _______________________________  BY:  _____________________________
     (AUTHORIZED SIGNATURE)                (AUTHORIZED SIGNATURE)


     _______________________________        ____________________________
          (NAME)                                (NAME)


     _______________________________        ____________________________
          (TITLE)                               (TITLE)

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